EXHIBIT 10.14

WAIVER AND SECOND AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS WAIVER AND SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 5 th day of May, 2010, by and between SILICON VALLEY BANK (“Bank”) and BECEEM COMMUNICATIONS INC., a Delaware corporation (“Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of December 2, 2009 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower is currently in default of the Loan Agreement for failing to comply with the Tangible Net Worth financial covenant set forth in Section 6.9(a) of the Loan Agreement for the calendar month ended March 31, 2010 (the “Existing Default”)

D. Borrower has requested that Bank amend the Loan Agreement to (i) waive the Existing Default and (ii) amend the Loan Agreement as more fully set forth herein.

E. Although Bank is under no obligation to do so, Bank is willing to waive the Existing Default and so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Waiver of Default. Borrower acknowledges and agrees that unless the Existing Default is waived by Bank, such Existing Default would constitute an Event of Default under the Loan Documents. Bank hereby waives the Existing Default. Bank’s agreement to waive the Existing Default shall in no way obligate Bank to make any modifications to the Loan Agreement or to waive Borrower’s compliance with any other terms of the Loan Documents, and shall not limit or impair Bank’s right to demand strict performance of all other terms and covenants as of any date.

3. Amendments to Loan Agreement.

3.1 Section 13 (Definitions).

(a) Clause (a) of the definition of “Eligible Accounts” is deleted in its entirety and replaced with the following:

(a) Accounts that an Account Debtor (other than ICOMM Tele Ltd.) has not paid within ninety (90) days of invoice date regardless of invoice payment period terms; and Accounts that ICOMM Tele Ltd. has not paid within one hundred eighty (180) days of invoice date regardless of invoice payment period terms;

(b) Clause (p) of the definition of “Eligible Accounts” is deleted in its entirety and replaced with the following:

(p) Accounts owing from an Account Debtor (other than ICOMM Tele Ltd.) with respect to which Borrower has received Deferred Revenue (but only to the extent of such Deferred Revenue);

(c) The definition of “Total Liabilities” is deleted in its entirety and replaced with the following:

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, but excluding (a) all other Subordinated Debt and (b) obligations of Borrower to issue stock to Intel Capital Corporation pursuant to that certain Warrant to Purchase Common Stock by Borrower in favor of Intel Capital Corporation dated April 16, 2009 with Warrant No. CSW-2.

3.2 Initial Audit. Notwithstanding the requirements of Section 3.1(j) of the Loan Agreement to the contrary, the Initial Audit shall not be required to be completed until such time as the balance of Borrower’s unrestricted cash at Bank is less than one hundred fifty percent (150%) of the outstanding Obligations; provided, however, that nothing herein shall be deemed to restrict Bank’s rights to inspect the Collateral and to audit and copy Borrower’s Books as set forth in Section 6.6 of the Loan Agreement.

3.3 Approved Foreign Account Debtors. From and after the date hereof, ZTE Corporation, Flextronics Manufacturing (Hong Kong) Ltd., Jabil Circuit (Guangzhou) Ltd. and Tricheer Telecommunication Ltd. are added to the list of Approved Foreign Account Debtors set forth in Schedule A of the Loan Agreement.

3.4 March 2010 Compliance Certificate. Notwithstanding the requirements of Section 6.2(d) of the Loan Agreement to the contrary, Borrower shall deliver to Bank its Compliance Certificate for the calendar month ended March 31, 2010 on or before May 7, 2010.

3.5 Compliance Certificate. Exhibit B of the Loan Agreement is replaced in its entirety with Exhibit B attached hereto. From and after the date of this Amendment, all references in the Loan Agreement to the Compliance Certificate shall be deemed to refer to Exhibit B attached hereto.

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4. Limitation of Waiver and Amendments.

4.1 The waiver and amendments set forth in Sections 2 and 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.3 In addition to those Events of Default specifically enumerated in the Loan Documents, the failure to comply with the terms of any covenant or agreement contained herein shall constitute an Event of Default and shall entitle the Bank to exercise all rights and remedies provided to the Bank under the terms of any of the other Loan Documents as a result of the occurrence of the same.

5. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default (other than the Existing Default) has occurred and is continuing;

5.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

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5.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

5.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK

SILICON VALLEY BANK

By:	/s/ Ryan Edwards
Name:	Ryan Edwards
Title:	Relationship Manager

BORROWER

BECEEM COMMUNICATIONS INC.

By:	/s/ Alan Krock
Name:	Alan Krock
Title:	Chief Financial Officer

[Signature Page to Second Amendment to Loan and Security Agreement]

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	BECEEM COMMUNICATIONS INC.

The undersigned authorized officer of BECEEM COMMUNICATIONS INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending                          with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Transaction Reports	Weekly*	Yes No
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings and Deferred Revenue Report	Monthly within 20 days	Yes No
Annual Board Approved Financial Projections	FYE within 30 days	Yes No

*	Required monthly during any Streamline Period and not required at any time when no Obligations are outstanding

Financial Covenant	Required		Actual	Complies
Maintain on a Monthly Basis:
Minimum Tangible Net Worth	$20,000,000	**	$	Yes No

**	plus, commencing with the month ending September 30, 2010, (i) 50% of quarterly Net Income after the Effective Date (without reduction for any losses), plus (ii) 50% of proceeds from the issuances of equity after the Effective Date, plus (iii) 50% of Subordinated Debt proceeds received by Borrower after the Effective Date

Exhibit B Page 1

Performance Pricing*		Applies
Adjusted Quick Ratio ≥ 1.50:1.00	Greater of Prime or 4%	Yes No
Adjusted Quick Ratio < 1.50:1.00	(a) Greater of Prime or 4% +(b) 0.25%	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

BECEEM COMMUNICATIONS INC.	BANK USE ONLY

By:	Received by:
Name: Title:		AUTHORIZED SIGNER
Date:

Verified:
AUTHORIZED SIGNER

Date:

	Compliance Status:	Yes No

Exhibit B Page 2

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.	Minimum Tangible Net Worth (Section 6.9(a))

Required:	$20,000,000 plus, commencing with the month ending September 30, 2010, (i) 50% of quarterly Net Income after the Effective Date (without reduction for any losses), plus (ii) 50% of proceeds from the issuances of equity after the Effective Date, plus (iii) 50% of Subordinated Debt proceeds received by Borrower after the Effective Date

Actual:

A.	Aggregate value of total assets of Borrower and its Subsidiaries	$

B.	Aggregate value of goodwill of Borrower and its Subsidiaries	$

C.	Aggregate value of intangible assets of Borrower and its Subsidiaries	$

D.	Aggregate value of any reserves not already deducted from assets	$

E.	Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness (excluding obligations of Borrower to issue stock to Intel Capital Corporation pursuant to that certain Warrant to Purchase Common Stock by Borrower in favor of Intel Capital Corporation dated April 16, 2009 with Warrant No. CSW-2)	$

F.	Aggregate value of Indebtedness of Borrower subordinated to Borrower’s Indebtedness to Bank	$

G.	Tangible Net Worth (line A minus line B minus line C minus line D minus line E plus line F)	$

H.	50% of quarterly Net Income after the Effective Date (without reduction for any losses)	$

I.	50% of proceeds from the issuances of equity after the Effective Date	$

J.	50% of Subordinated Debt proceeds received by Borrower after the Effective Date	$

K.	Minimum Tangible Net Worth ($20,000,000) plus line H plus line I plus line J	$

No, not in compliance	Yes, in compliance

Exhibit B Page 3